Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kathleen Bright, as Chief Executive Officer and acting Chief Financial Officer of Radix Marine, Inc. (the "Company") certify, pursuant to 18 U.S.C.
Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the accompanying Form 10-KSB report for the period ending June 30, 2003 as filed with the U.S. Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 14 ___, 2003                 /s/ Kathleen Bright
                                            -------------------
                                            Kathleen Bright, CEO


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                                   SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Radix Marine, Inc.


By: /s/  Kathleen Bright, President
    -------------------------------

By: /s/ Scott Edwards, Acting CFO
    -----------------------------